FIRST AMENDMENT
THIS FIRST AMENDMENT dated as of October 26, 2018 (this “Amendment”) amends the Fourth Amended and Restated Credit Agreement dated as of September 23, 2016 (the “Credit Agreement”) among Centennial Energy Holdings, Inc. (the “Company”), various financial institutions (the “Banks”) and U.S. Bank National Association, as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein have the respective meanings given to them in the Credit Agreement.
WHEREAS, the Company, the Banks and the Administrative Agent have entered into the Credit Agreement; and
WHEREAS, the parties hereto desire to amend the Credit Agreement as set forth herein;
NOW, THEREFORE, the parties hereto agree as follows:
SECTION 1.Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 3,
1.1    Section 1.01 of the Credit Agreement is amended to add the following definitions in proper alphabetical order.
“Investment Grade Rating” means a Rating of BBB- (or the equivalent) or higher from Fitch or S&P.
“Rating” means (a) the rating assigned by S&P or Fitch to the outstanding senior unsecured non-credit enhanced long term indebtedness of the Company or (b) if S&P or Fitch has not assigned a rating of the type described in clause (a), the corporate rating assigned to the Company by S&P or the issuer rating assigned to the Company by Fitch.
1.2    Section 3.04 of the Credit Agreement is amended to add the following paragraph at the end thereof:
Notwithstanding the foregoing, in the event the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) the circumstances set forth in Section 3.04(b)(ii) have arisen and such circumstances are unlikely to be temporary, (B) ICE Benchmark Administration Limited (or any Person that takes over the administration of such rate) discontinues its administration and publication of interest settlement rates for deposits in Dollars, or (C) the supervisor for the administrator of the interest settlement rate described in clause (B) of this Section 3.04 or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which such interest settlement rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Company shall seek to jointly agree upon an alternate rate of interest to the Eurodollar Base Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and the Administrative Agent and the Company shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. Notwithstanding anything to the contrary in Section 10.01, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such amendment is provided to the Banks, a written notice from the Majority Banks stating that such Majority Banks object to such amendment (which such notice shall note with specificity the particular provisions of the amendment to which such Majority Banks object). Until an alternate rate of interest shall be determined in accordance with this Section 3.04, (x) any request pursuant to Section 2.02(d) that requests the conversion of any Advance to, or continuation of any Advance as, a Eurodollar Advance shall be ineffective and any such Advance (i) may, at the Company’s option be repaid in full or (ii) if not repaid, shall be continued as or converted to, as the case may be, a Base Rate Advance, and (y) if any request pursuant to Section 2.02(c) requests a Eurodollar Advance, such Advance shall be made as a Base Rate Advance. If the alternate rate of interest determined pursuant to this paragraph of Section 3.04 shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
1.3    Section 7.08(b)(iii)(z) is amended to add the following proviso at the end thereof:
; provided that, beginning September 30, 2018, if the Company has Investment Grade Ratings from both Fitch and S&P, this clause (z) shall not apply.

Section 10.01 is amended to delete subsections (x), (y) and (z) and add the following proviso:
(w) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, (x) no amendment of any provision of this Agreement relating to any Issuer shall be effective without the written consent of such Issuer, (y) any Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the respective parties thereto, and (z) the Administrative Agent and the Company may, without the consent of any Bank, enter into amendments or modifications to the Agreement or enter into any additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to implement or effectuate the terms of Section 3.04 in accordance with the terms of Section 3.04.
SECTION 2.    Representations and Warranties. The Company represents and warrants to the Administrative Agent and the Banks that, after giving effect to the effectiveness hereof:
(a)    each representation and warranty of the Company contained in Article V of the Credit Agreement, as amended hereby (as so amended, the “Amended Credit Agreement”), is true and correct in all material respects as of the date of the execution and delivery of this

Amendment by the Company, with the same effect as if made on such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such earlier date); and
(b)    no Default or Event of Default exists.
SECTION 3.    Effectiveness. This Amendment shall become effective when the Administrative Agent shall have received counterparts of this Amendment executed by the Company and the Majority Banks.
SECTION 4.    Miscellaneous.
4.1    Continuing Effectiveness, etc. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the effectiveness of this Amendment, all references in the Credit Agreement to “this Agreement” and in the other Loan Documents to the “Credit Agreement” or similar terms shall refer to the Amended Credit Agreement.
4.2    Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment. Delivery of an executed counterpart hereby by facsimile or in .pdf or similar format shall constitute delivery of an original executed counterpart hereof.
4.3    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN TITLE 14 OF ARTICLE 5 OF THE NEW YORK GENERAL OBLIGATIONS LAW); PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.
4.4    Successors and Assigns. This Amendment shall be binding upon the Company, the Banks and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Banks and the Administrative Agent and the respective successors and assigns of the Banks and the Administrative Agent.

Delivered as of the day and year first above written.

CENTENNIAL ENERGY HOLDINGS, INC.

By: \s\ Jason L. Vollmer
Name: Jason L. Vollmer
Title: Vice President, Chief Financial Officer and Treasurer

[Signature page to the Centennial Energy Holdings, Inc.
First Amendment]

U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent, as an Issuer and as a Bank

By: \s\ James O'Shaughnessy
Name: James O'Shaughnessy
Title: Vice President

[Signature page to the Centennial Energy Holdings, Inc.
First Amendment]

MUFG BANK, LTD., as Syndication Agent, as an Issuer and as a Bank

By: \s\ Robert MacFarlane
Name: Robert MacFarlane
Title: Director

[Signature page to the Centennial Energy Holdings, Inc.
First Amendment]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Co-Documentation Agent, as an Issuer and as a Bank

By: \s\ Keith Luettel
Name: Keith Luettel
Title: Director

[Signature page to the Centennial Energy Holdings, Inc.
First Amendment]

JPMORGAN CHASE BANK, N.A., as a Co-Documentation Agent, as an Issuer and as a Bank

By: \s\ Justin Martin
Name: Justin Martin
Title: Authorized Officer

[Signature page to the Centennial Energy Holdings, Inc.
First Amendment]

ROYAL BANK OF CANADA, as a Co-Documentation Agent, as an Issuer and as a Bank

By: \s\ Justin Painter
Name: Justin Painter
Title: Authorized Signatory

[Signature page to the Centennial Energy Holdings, Inc.
First Amendment]

TORONTO-DOMINION BANK, NEW YORK BRANCH, as a Bank

By: \s\ Annie Dorval
Name: Annie Dorval
Title: Authorized Signatory

[Signature page to the Centennial Energy Holdings, Inc.
First Amendment]

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Bank

By: \s\ Anju Abraham
Name: Anju Abraham
Title: Authorized Signatory

By: \s\ Robert Casey
Name: Robert Casey
Title: Authorized Signatory

[Signature page to the Centennial Energy Holdings, Inc.
First Amendment]

KEYBANK NATIONAL ASSOCIATION, as a Bank

By: \s\ Keven D. Smith
Name: Keven D. Smith
Title: Senior Vice President

[Signature page to the Centennial Energy Holdings, Inc.
First Amendment]

PNC BANK, NATIONAL ASSOCIATION, as a Bank

By: \s\ Kelly R. Miller
Name: Kelly Miller
Title: Vice President

[Signature page to the Centennial Energy Holdings, Inc.
First Amendment]

GOLDMAN SACHS BANK USA, as a Bank

By: \s\ Mahesh Mohan
Name: Mahesh Mohan
Title: Authorized Signatory

[Signature page to the Centennial Energy Holdings, Inc.
First Amendment]